Exhibit 16.1

Carr, Riggs & Ingram, LLC 3011 Armory Drive Suite 190 Nashville, TN 37204

(615) 665-1811 (615) 665-1829 (fax) www.cricpa.com

March 19, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

RE: HopFed Bancorp, Inc.

Commission File Number: 0-23667

Commissioners:

We have received a copy of, and are in agreement with, the statements being made by HopFed Bancorp, Inc. concerning our firm in Item 4.01 of its Form 8-K dated March 19, 2018, captioned “Changes in the Registrant’s Certifying Accountant.”

Very truly yours,

Carr, Riggs & Ingram, LLC